UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2021

GALERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39114	46-1454898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 W Liberty Blvd #100

Malvern, PA 19355

(Address of principal executive offices) (Zip Code)

(610) 725-1500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GRTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On August 13, 2021, Galera Therapeutics, Inc. (the “Company”) entered into a Master Manufacturing Services Agreement with Patheon Manufacturing Services LLC (“Patheon”) (the “Master Agreement”). The Master Agreement governs the general terms under which Patheon, or one of its affiliates, will provide non-exclusive manufacturing services to the Company for the drug products specified by the Company from time to time. Pursuant to the Master Agreement, the Company has agreed to order from Patheon at least a certain percentage of its commercial requirements for a product under a related Product Agreement (each, a “Product Agreement”). Each Product Agreement that the Company may enter into from time to time will be governed by the terms of the Master Agreement, unless expressly modified in such Product Agreement.

On August 13, 2021, the Company and Patheon entered into a Product Agreement for Avasopasem Manganese (the “Product Agreement”) under the Master Agreement to govern the terms and conditions of Patheon’s manufacture and commercial supply to the Company of avasopasem manganese from Patheon’s Greenville, North Carolina manufacturing site.

The Master Agreement, and any related product agreement, has an initial term that expires on December 31, 2027 and includes renewal terms, as applicable. In addition, each party has the ability to terminate the Product Agreement upon the occurrence of certain customary conditions.

The Master Agreement contains representations, warranties and indemnity obligations customary for agreements of this type, and the Product Agreement establishes certain pricing for avasopasem that may be adjusted as set forth in the Master Agreement.

The Company’s obligation to purchase avasopasem manganese under the Product Agreement is subject to certain binding forecast periods at certain established prices, which will be reviewed each year on January 1 by the Company and Patheon.

The foregoing description of the terms of the Master Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Agreement, filed herein. The Company has redacted certain confidential portions of the Master Agreement because such confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 relating to Item 2.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description
10.0*	Master Manufacturing Services Agreement between Patheon Manufacturing Services LLC and Galera Therapeutics, Inc., dated August 13, 2021
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALERA THERAPEUTICS, INC.

Date: August 18, 2021	By:	/s/ J. Mel Sorensen, M.D.
J. Mel Sorensen, M.D.
President and Chief Executive Officer